EXHIBIT 10.1

PRIVATE PLACEMENT PURCHASE AGREEMENT

This Private Placement Purchase Agreement (the “Agreement”) is made as of April 26, 2016 by and among the parties set forth on Exhibit A hereof (together, the “Purchasers”) and Cadiz, Inc. (the “Company”).  Capitalized terms used but not defined herein shall have the meanings provided in the Indenture (the “Indenture”), dated as of December 10, 2015, between the Company and U.S. Bank National Association (the “Trustee”).

RECITALS

WHEREAS, the Purchasers desire to purchase from the Company and the Company desires to sell to the Purchasers the Original Principal Amount set forth on Exhibit A hereto of the Company’s 7.00% Convertible Senior Notes due 2020 (the “Notes”) to be issued pursuant to the Indenture.

WHEREAS, the Conversion Shares (as defined below) will have the benefit of the Registration Rights Agreement, to be dated as of the Closing Date, by and among the Company and each of the parties that are signatories thereto (the “Registration Rights Agreement”), in the form attached hereto as Exhibit B.

NOW THEREFORE, on and subject to the terms hereof, the parties hereto agree as follows:

ARTICLE I

PURCHASE OF NOTES

Subject to the terms set forth in this Agreement, at the Closing (as defined herein), the Company agrees to issue the Notes, and each Purchaser severally, and not jointly, agrees to purchase the Original Principal Amount of Notes set out against its name as its purchase commitment in Exhibit A hereto at the purchase price of 80% of the Accreted Principal Amount of the Notes (the “Purchase Price”) as of the Closing Date (as defined herein).

Subject to Section 5.1, the closing of the purchase and sale of the Notes (the “Closing”) shall occur on a date (the “Closing Date”) no later than three business days after the date of this Agreement.  At the Closing, (a) each Purchaser shall deliver or cause to be delivered to the Company its portion of the Purchase Price equivalent to its purchase commitment in Exhibit A hereto, and (b) the Company shall issue and deliver to the Trustee, and shall cause the Trustee to authenticate and deliver and hold as custodian for The Depository Trust Company, to be credited to the accounts of each Purchaser the Original Principal Amount of Notes set out against such Purchaser’s name in Exhibit A hereto.

ARTICLE II

REPRESENTATIONS AND
WARRANTIES OF THE PURCHASERS

Each Purchaser hereby makes the following representations and warranties (solely as to itself), each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and all such representations and warranties shall survive the Closing:

Section 2.1 Power and Authorization.  In the case of any Purchaser that is an entity, the Purchaser is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

Section 2.2 Valid and Enforceable Agreement; No Violations.  This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (such qualifications in clauses (a) and (b) being the “Enforceability Exceptions”).  This Agreement and consummation of the transactions contemplated hereby will not violate, conflict with or result in a breach of or default under (i) the Purchaser’s organizational documents, (ii) any agreement or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Purchaser.

Section 2.3 Accredited Investor/Qualified Institutional Buyer.  The Purchaser is either (i) an “accredited investor” within the meaning of Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (ii) has (and if applicable, its officers, employees, directors or equity owners have) either alone or with his, her or its purchaser representative or representatives, if any, such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Securities or (iii) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act (“Rule 144A”). The information the Purchaser has provided in writing to the Company as set forth on the Purchaser’s signature page hereto is true, correct and complete, as of the date hereof and as of the Closing Date in all material respects.

Section 2.4 No Related Party or 5% Stockholder Status.  The Purchaser and its affiliates (within the meaning of Rule 144 promulgated under the Securities Act) (a) collectively beneficially own and will beneficially own as of the Closing Date (after giving effect to the transactions contemplated hereby and prospective conversion of the Notes) (i) less than 5% of the Company’s outstanding common stock, par value $.01 per share (the “Common Stock”) and (ii) less than 5% of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company’s stockholders for a vote (the “Voting Power”) or (b) if such Purchaser and its affiliates collectively beneficially owns and will beneficially own after the Closing Date (after giving effect to the transactions contemplated hereby and prospective conversion of the Notes) (i) 5% or more of the Common Stock and (ii) 5% or more of the Voting Power, it acknowledges and agrees that it will comply in all material respects with all applicable provisions of the Securities Exchange Act of 1934 as a result of such holdings.  The Purchaser, except as set forth in any Section 13 filings under the Exchange Act made by the Purchaser prior to the date hereof, is not a subsidiary, affiliate or, to its knowledge, otherwise closely-related to any director or officer of the Company or beneficial owner of 5% or more of the outstanding Common Stock or Voting Power.

Section 2.5 Restricted Notes and Stock.  The Purchaser (a) acknowledges (i) that the issuance of the Notes pursuant to this Agreement  and the issuance of any shares of Common Stock upon conversion of any of the Notes (the “Conversion Shares”) have not been registered, nor does the Company have a plan or intent to register such issuance of Notes or Conversion Shares, under the Securities Act or any state securities laws except with respect to the Conversion Shares as contemplated by the Registration Rights Agreement, (ii) the Notes and Conversion Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available (iii) the Notes and Conversion Shares are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act and (iv) any and all certificates representing the Notes and Conversion Shares shall bear the Transfer Restriction Legend (in the case of the Notes and as defined in the Indenture) and the  legend set forth in the Notes (in the case of the Conversion Shares) and (b) is purchasing the Notes and Conversion Shares for investment purposes only for the account of the Purchaser and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Notes or Conversion Shares in a manner that would violate the registration requirements of the Securities Act. The Purchaser is able to bear the economic risk of holding the Notes and Conversion Shares for an indefinite period and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment in the Notes and Conversion Shares.

Section 2.6 No Illegal Transactions.  The Purchaser has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Purchaser was first contacted by the Company or any other person regarding the transactions contemplated by this Agreement or an investment in the Notes or the Company.   The Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.  Solely for purposes of this Section 2.6, subject to the Purchaser’s compliance with its obligations under the U.S. federal securities laws and the Purchaser’s internal policies, “Purchaser” shall not be deemed to include any employees, subsidiaries or affiliates of the Purchaser that are effectively walled off by appropriate “Chinese Wall” information barriers approved by the Purchaser’s legal or compliance department (and thus have not been privy to any information concerning the transactions contemplated by this Agreement).

Section 2.7 Adequate Information; No Reliance.  The Purchaser acknowledges and agrees that (a) the Purchaser has been furnished with all materials it considers relevant to making an investment decision to enter into the purchase and sale of the Notes and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act and all information incorporated into such filings and submissions, (b) the Purchaser has sufficient knowledge and expertise to make an investment decision with respect to the transactions contemplated hereby, (c) the Purchaser has had a full opportunity to speak directly with directors, officers and “Affiliates” (as that term is defined in Rule 501(b) of Regulation D under the Securities Act) of the Company and to ask questions of the Company and such directors, officers and Affiliates of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the purchase and sale of the Notes, and to obtain such additional information as it deems necessary to verify the accuracy of the information furnished to it and has asked such questions, received such answers and obtained such information as it deems necessary, (d) the Purchaser has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the purchase and sale of the Notes and to make an informed investment decision with respect to such purchase and sale and (e) the Purchaser is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for (A) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act, and (B) the representations and warranties made by the Company in this Agreement.

Section 2.8 Guarantee. The Purchaser represents and warrants that it never has been represented, guaranteed, or warranted to the Purchaser by any officer or director of the Company, their agents or employees or any other person in connection with the Company, expressly or by implication, any of the following:

(a) the approximate or exact length of time that the Purchaser will be required to remain as the owner of the Notes;

(b) the exact amount of profit and/or amount or type of consideration, profits or losses (including tax benefits) to be realized, if any, by the Company; or

(c) that the past performance or experience of the officers and directors of the Company, or any other person connected with the Company, can predict the results of the ownership of the Notes or the overall success of the Company.

Section 2.9 Purchaser’s Reporting Requirement. The Company has made no representations to the Purchaser regarding the Purchaser’s reporting requirements with the SEC related to the Purchaser’s ownership in the Company, and the Purchaser acknowledges and agrees that it is the responsibility of the Purchaser to ensure that it complies with any disclosure and reporting requirements of the SEC.

Section 2.10 No Public Market.  The Purchaser understands that no public market exists for the Notes, and that there is no assurance that a public market will ever develop for the Notes.

Section 2.11 No General Solicitation or Advertising. The offer to enter into the purchase of the Notes was directly communicated to the Purchaser, and the Purchaser was able to ask questions of and receive answers concerning the terms of this transaction.  At no time was Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

Section 2.12 Legal Opinions.  The Purchaser acknowledges and understands that a legal opinion is being delivered by counsel to the Company in reliance on, and assuming the accuracy of, the foregoing representations and warranties of the Purchaser.

ARTICLE III

REPRESENTATIONS AND
WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Purchasers, and all such representations and warranties shall survive the Closing.

Section 3.1 Exchange Act Filings. The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since December 31, 2014 (the “Company Reports”). The Company Reports, when they became effective or were filed with or furnished to the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed or furnished after the date hereof and on or prior to the Closing, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. On or before the first business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby.

Section 3.2 Due Incorporation.  Each of the Company and each of its Subsidiaries has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization.  Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority (i) would not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets or business of the Company and its Subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or the Indenture or to consummate any transactions contemplated hereby or thereby (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). As used in this Agreement, “Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

Section 3.3 Subsidiaries. The membership interests or capital stock, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Company Reports, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

Section 3.4 Due Authorization.  The Company has the full right, power and authority to enter into this Agreement, the Indenture and the Registration Rights Agreement and to perform and to discharge its obligations hereunder and thereunder; and this Agreement, the Indenture and the Registration Rights Agreement have been duly authorized, this Agreement has been, and at Closing the Indenture and Registration Rights Agreement will be, duly executed and delivered by the Company, and each such agreement constitutes or will constitute upon Closing a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

Section 3.5 The Notes and the Conversion Shares. The Notes have been duly authorized and, when issued and delivered upon sale, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture. The Conversion Shares have been duly authorized for issuance by the Company and, when issued in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights.  The Notes and the Conversion Shares will be issued in compliance with all federal and state securities laws.

Section 3.6 Capitalization. The authorized capital stock of the Company consists of 70,000,000 shares of Common Stock, of which 17,934,223 shares of Common Stock were outstanding as of the close of business on April 14, 2016. All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.  Other than 1,033,590 shares of Common Stock reserved for issuance under the Company’s employee benefit plans, stock option and employee stock purchase plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Company Reports, the Company has no shares of capital stock reserved for issuance.  Except as set forth above or pursuant to this Agreement or the Private Placement Purchase Agreement, dated as of March 4, 2013, among the Company and the purchasers party thereto, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as described in the Company Reports, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

Section 3.7 No Default, Termination or Lien. The execution, delivery and performance of this Agreement the Indenture and the Registration Rights Agreement by the Company, the issuance, sale and delivery of the Notes by the Company, the issuance and delivery of the Conversion Shares in accordance with the terms of the Notes and the Indenture, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms of this Agreement, the Indenture and the Registration Rights Agreement will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.

Section 3.8 No Consents. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, except such as may be required by the securities or blue sky laws of the various states and the NASDAQ Global Market in connection with the offer and sale of the Notes.

Section 3.9 Independent Accountants. PricewaterhouseCoopers LLP (“PwC”), who have certified certain financial statements and related schedules included or incorporated by reference in the Company Reports, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations thereunder and the Public Company Accounting Oversight Board (United States).  Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, PwC has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

Section 3.10 Financial Statements. The financial statements, together with the related notes and schedules, included in the Company Reports fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes.  Such financial statements, together with the related notes and schedules, comply in all material respects with the Securities Act, the Exchange Act, and the rules and regulations thereunder.  No other financial statements or supporting schedules or exhibits are required by the Exchange Act or the rules and regulations thereunder to be filed with the SEC.

Section 3.11 No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth or contemplated in the Company Reports filed prior to the date hereof.

Section 3.12 Legal Proceedings. There are no legal or governmental proceedings, actions, suits or claims pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Company Reports, litigation in connection with a Qualified Water Project (as defined in the Indenture) and proceedings that would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) that are required to be described in the Company Reports and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Company Reports or to be filed as exhibits to the Company Reports that are not described or filed as required. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any legal or governmental proceedings, actions, suits or claims of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  For purposes of this Agreement, “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Exchange Act Rule 3b-7) of the Company or its Subsidiaries, after reasonable due inquiry.

Section 3.13 Regulatory Permits. Each of the Company and its Subsidiaries possesses or has applied for all certificates, authorizations, licenses, franchises, permits, orders and approvals issued or granted by the appropriate governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations necessary to conduct its business as currently conducted, except (i) where the failure to possess such certificates, authorizations, licenses, franchises, permits, orders and approval, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”) and (ii) as accurately described in all material respects in the Company Reports, and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or material adverse modification of any such Material Permits (except as accurately described in all material respects in the Company Reports), and to the Company’s Knowledge, there are no facts or circumstances that would give rise to the revocation or material adverse modifications of any Material Permits.

Section 3.14 Material Contracts. Except for the Material Contracts, the Company and its Subsidiaries are not party to any agreements, contracts or commitments that are material to the business, financial condition, assets or operations of the Company and its Subsidiaries that would be required to be filed pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act.  Neither the Company nor any of its Subsidiaries is in material default under or in material violation of, nor to the Company’s Knowledge, has received written notice of termination or default under any Material Contract.  For purposes of this Agreement, “Material Contract” means any contract of the Company that was filed as an exhibit to the Company Reports pursuant to Item 601(b)(10) of Regulation S-K.

Section 3.15 Investment Company Act. Neither the Company nor any of its Subsidiaries is or, after giving effect to the purchase and sale of the Notes and the application of the proceeds thereof, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

Section 3.16 No Price Stabilization. Neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

Section 3.17 Title to Property. The Company and its Subsidiaries have good and marketable title to all real and personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the Company Reports or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Company Reports.

Section 3.18 No Labor Disputes. No labor problem or dispute with the employees of the Company exists, or, to the Company’s Knowledge, is threatened or imminent, which would or would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.  To the Company’s Knowledge, no executive officer (as defined in Rule 501(f) of the Securities Act) of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement.  Except for matters which would not and would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company has not engaged in any unfair labor practice; (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s Knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s Knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company.

Section 3.19 Taxes. The Company (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and (ii)  is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and for which adequate reserves have been provided and reflected in the financial statements included in the Company Reports. The Company does not have any tax deficiency that has been or, to the Company’s Knowledge, is reasonably likely to be asserted or threatened against it that would result or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

Section 3.20 ERISA. The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

Section 3.21 Compliance with Environmental Laws. Except as disclosed in the Company Reports, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), or to the Company’s Knowledge, operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

Section 3.22 Intellectual Property Rights. The Company and its Subsidiaries own or possess, or have the right to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except such as would not and would not reasonably be expected to,  individually or in the aggregate, have a Material Adverse Effect.

Section 3.23 Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries, nor to its knowledge, any director, officer, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has:  (i) used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from Company funds; (iii) caused the Company or any of its Subsidiaries to be in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment from Company funds.

Section 3.24 OFAC and Similar Laws. None of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to knowingly fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of  Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Section 3.25 Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed annual periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no material changes in the Company’s internal controls (as such term is defined in the rules of the SEC under the Exchange Act) or, to the Company’s Knowledge, in other factors that could affect the Company’s internal controls.

Section 3.26 Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Company Reports, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 3.27 Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Company Reports, and except as may be otherwise disclosed in such Company Reports, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv)  any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (v) any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to grants of stock under the Company’s stock incentive plans existing on the date hereof or the issuance of shares upon the exercise of outstanding options or warrants)or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company.

Section 3.28 Brokers Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than the Private Placement Agency Agreement (the “Placement Agreement”), dated April 26, 2016, among the Company and the placement agent identified therein (the “Placement Agent”) and any letter of understanding between the Company and the Placement Agent) that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes or any transaction contemplated by this Agreement.

Section 3.29 Listing and Maintenance Requirements. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, as applicable.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Global Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Market, nor has the Company received any notification that the SEC or NASDAQ is contemplating terminating such registration or listing.  The Conversion Shares will be duly authorized for listing on the NASDAQ Global Market immediately upon conversion of the Notes in accordance with the terms of the Notes and the Indenture.

Section 3.30 Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect.

Section 3.31 NASDAQ Shareholder Approval Rules. No approval of the stockholders of the Company under the rules and regulations of NASDAQ (including Rule 5635 of the NASDAQ Marketplace Rules) is required for the Company to issue and deliver the Notes to the Purchasers or the Conversion Shares upon conversion of the Notes.

Section 3.32 No General Solicitation. Neither the Company nor any person acting on its or their behalf has offered or sold the Notes or will offer or sell the Notes by means of any general solicitation or general advertising including but not limited to the methods described in Rule 502(c) under the Securities Act.

Section 3.33 Integration. Except as disclosed in the Company Reports, no offers and sales of securities of the same or similar class as the Notes have been made by the Company or on its behalf during the six-month period ending with the date of this Agreement and no such offers or sales are currently being made or contemplated (in each case, whether pursuant to outstanding warrants, options, convertible or exchangeable securities, acquisition agreements or otherwise).  Neither the Company nor any other person acting on its behalf will, directly or indirectly, offer or sell any securities of the same or similar class as the Notes, or take any other action, so as to cause the offer and sale of the Notes to fail to be entitled to the exemption afforded by Regulation D under the Securities Act.

ARTICLE IV

OTHER AGREEMENTS

Section 4.1 Beneficial Ownership Limitation.

(a) No Purchaser listed on Schedule 4.1 hereto shall request that any of the Notes be converted, and the Company shall not effect the conversion of any of the Notes to the extent that, after giving effect to such issuance after conversion, such Purchaser (together with such Purchaser’s affiliates, and any other person or entity acting as a group together with such Purchaser or any of such Purchaser’s affiliates (collectively, the “Concert Parties”)), would beneficially own Common Stock in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Purchaser and its Concert Parties shall include the number of Conversion Shares issuable upon conversion of the portion of the Notes with respect to which such determination is being made, but shall exclude the number of Conversion Shares which would be issuable upon (A) conversion of the remaining portion of the Notes beneficially owned by such Purchaser or any of its Concert Parties and (B) conversion or exercise of the unexercised or unconverted portion of any loan to or securities of the Company (or any successor thereto) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Purchaser or any of its Concert Parties.  Except as set forth in the preceding sentence, for purposes of this Section 4.1, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, it being acknowledged by each Purchaser that the Company is not representing to the Purchaser that such calculation is in compliance with Section 13(d) of the Exchange Act and the Purchaser is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 4.1 applies, the determination of whether and the extent to which any of the Notes may be converted (in relation to other loans or securities owned by the Purchaser together with any affiliates) shall be made in good faith by the Purchaser in consultation with its own counsel, and a request that all or a portion of the Notes beneficially owned by such Purchaser be converted shall be deemed to be the Purchaser’s determination that such conversion (in relation to other securities owned by the Purchaser together with any Concert Parties) shall be in compliance with this Section 4.1, and the Company shall not have any obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 4.1, in determining the number of outstanding shares of Common Stock, a Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s (or its successor’s) most recent periodic or annual report, as the case may be, filed with the SEC (y) a more recent public announcement by the Company (or its successor) or (z) any other notice by the Company or the Company’s transfer agent (or its successor or successor’s transfer agent) setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of any Purchaser listed on Schedule 4.1 hereto, the Company shall within two business days confirm orally and in writing to the Purchaser the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of loans or securities of the Company, including the Notes, by such Purchaser or its Concert Parties since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Conversion Shares issuable upon conversion of any of the Notes.  Any Purchaser listed on Schedule 4.1 hereto, upon not less than 61 days’ prior notice to the Company, may increase or decrease (including, for the avoidance of doubt, to 0%) the percentage constituting the Beneficial Ownership Limitation, and the provisions of this Section shall continue to apply to such increased or decreased Beneficial Ownership Limitation.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this Section 4.1 shall be construed and implemented in a manner otherwise than in strict conformity with the terms hereof in order to correct such terms (or any portion thereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 4.1 shall apply to any successor to any Purchaser listed on Schedule 4.1 hereto.

(b) Notwithstanding the foregoing, the limitations contained in this Section 4.1 shall not restrict or limit any conversion or prepayment of the Notes in connection with a Change in Control as contemplated by Article 3 of the Indenture.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1 Purchaser’s Conditions Precedent. The obligations of each Purchaser to complete the purchase of the Notes contemplated by this Agreement are, in each case, subject to the satisfaction of each of the following conditions precedent:

(a) each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

(b) the Notification Form: Listing of Additional Shares, to be filed with the NASDAQ prior to issuing any common stock, or any security convertible into common stock or in a transaction that may result in the potential issuance of common stock, greater than 10% of either the total shares outstanding or the voting power outstanding on a pre-transaction basis, shall have been filed, if required;

(c) such Purchaser shall have received the Registration Rights Agreement, executed and delivered by the Company and each of the other parties thereto (other than such Purchaser), substantially in the form of Exhibit B attached hereto;

(d) no court or other governmental or regulatory authorities, agencies,  commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof;

(e) the Company and the lenders party thereto shall have executed, or shall execute simultaneous with the Closing, the Fourth Amendment to the Amended and Restated Credit Agreement, by and among the Company and Cadiz Real Estate LLC, as borrowers, and the lenders party thereto (the “Amendment Agreement”);

(f) the First Supplemental Indenture, by and between the Company and the Trustee, which amends certain terms and conditions of the Indenture, shall have been entered into as of the Closing Date;

(g) Cadwalader, Wickersham & Taft LLP, counsel for the Company, shall have furnished to the Purchasers an opinion, dated the Closing Date and addressed to the Purchasers; and

(h) the Chief Executive Officer and Chief Financial Officer of the Company shall have delivered to such Purchaser a certificate, dated as of the Closing Date, certifying to their knowledge, after reasonable inquiry as to the matters set forth in paragraphs (a), (b), (e) and (f).

Section 5.2 Company Conditions Precedent.  The obligations of the Company to complete the sale of the Notes to any Purchaser contemplated by this Agreement are subject to the satisfaction of each of the following conditions precedent:

(a) Each of the representations and warranties of such Purchaser contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

(b) such Purchaser shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing;

(c) no court or other governmental or regulatory authorities, agencies,  commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof;

(d) the Trustee shall have received from such Purchaser such documents reasonably requested by the Trustee with respect to the issuance of the Notes contemplated hereby;

(e) the lenders party to the Amendment Agreement shall have executed, or shall execute simultaneous with the Closing, the Amendment Agreement; and

(f) such Purchaser shall have delivered to the Company an executed counterpart to the Registration Rights Agreement.

ARTICLE VI

CERTAIN COVENANTS

Section 6.1 Certain Actions.  Each of the Company and each Purchaser shall reasonably cooperate with each other and use (and shall cause their respective affiliates to use) reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable law and stock exchange listing standards to consummate the transactions contemplated by this Agreement as soon as practicable.  Without limiting the generality of the foregoing, on or before the Closing the Company shall deliver to each Purchaser the Registration Rights Agreement duly executed by the Company and each Purchaser shall deliver to the Company the Registration Rights Agreement duly executed by such Purchaser.

Section 6.2 Legends. To the extent reasonably necessary under applicable law, any share certificate representing Conversion Shares which are issued upon conversion of the Notes shall have endorsed, to the extent appropriate, upon its face the following words:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION.  SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144.

Section 6.3 Legend Removal. Upon the request of any Purchaser or any transferee or proposed transferee thereof, the Company shall remove the legend contemplated by Section 6.2 of this Agreement and the Company shall issue a stock certificate without such legend to such Purchaser or transferee (and shall revoke any related stop transfer or similar instructions to its registrar and transfer agent), or shall cause such shares upon initial issuance not to be so legended (and shall not issue any such stop transfer or similar legends to its registrar and transfer agent) if the Conversion Shares are covered by an effective registration statement under the Securities Act or if such person provides reasonable evidence and an opinion of counsel to the effect that a sale, transfer or assignment of such Conversion Shares may be made without registration under the Securities Act or that such Conversion Shares are eligible for resale pursuant to Rule 144 under the Securities Act.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Entire Agreement.  This Agreement and any documents and agreements executed in connection with the purchase and sale of the Notes embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 7.2 Construction.  References in the singular shall include the plural, and vice versa, unless the context otherwise requires.  References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.  Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof.  Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 7.3 Governing Law.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

Section 7.4 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 7.5 Specific Performance. Each party acknowledges and agrees that, in addition to other remedies, the parties shall be entitled to enforce the terms of this Agreement by decree of specific performance without the necessity of proving the inadequacy of monetary damages as a remedy and to obtain injunctive relief against any breach or threatened breach of this Agreement.

Section 7.6 Certain Definitional Provisions.  Unless the express context otherwise requires: the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; any references herein to a specific Section, Schedule or Annex shall refer, respectively, to Sections, Schedules or Annexes of this Agreement; wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; and references herein to any gender includes each other gender.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

CADIZ INC.

By: /s/ Timothy J. Shaheen
Name:  Timothy J. Shaheen
Title: Chief Financial Officer and Secretary

The Purchasers

Nokomis Capital Master Fund, L.P.

By:  /s/ Brett Hendrickson
Name: Brett Hendrickson
Title: Portfolio Manager

CHYF, Ltd.

By: Cohanzick Management, LLC

By:/s/ Bruce A. Falbaum
Name: Bruce A. Falbaum
Title: Principal

Gencorp Master Retirement Trust

By: Cohanzick Management, LLC

By: /s/ Bruce A. Falbaum
Name: Bruce A. Falbaum
Title: Principal

Ulysses Partners, L.P.

By: Cohanzick Management, LLC

By: /s/ Bruce A. Falbaum
Name: Bruce A. Falbaum
Title: Principal

[Signature page to Private Placement Purchase Agreement]

Ulysses Fund, Ltd.

By: Cohanzick Management, LLC

By: /s/ Bruce A. Falbaum
Name: Bruce A. Falbaum
Title: Principal

Equitec Proprietary Markets, LLC

By: /s/ Fred Goldman
Name: Fred Goldman
Title: CFO

Elkhorn Partners Limited Partnership

By: /s/ Alan S. Parsow
Name: Alan S. Parsow
Title: General Partner

Odey European Inc.

By: Odey Asset Management LLP, its investment manager

By: /s/ Crispin Odey
Name:  Crispin Odey
Title: C.I.O.

Odey Swan Fund

By: Odey Asset Management LLP, its investment manager

By: /s/ Crispin Odey
Name:  Crispin Odey
Title: C.I.O.

OEI MAC Inc.

By: Odey Asset Management LLP, its investment manager

By: /s/ Crispin Odey
Name:  Crispin Odey
Title: C.I.O.

[Signature page to Private Placement Purchase Agreement]

B. Riley & Co., LLC

By: /s/ Bryant Riley
Name: Bryant Riley
Title: Chairman

NJC Defined Benefit Plan FBO Norman J. Caris

By: /s/ Norman J. Caris
Name: Norman J. Caris

Michael Crawford

/s/ Michael Crawford
Name: Michael Crawford

[Signature page to Private Placement Purchase Agreement]

EXHIBIT A

Purchasing Beneficial Owners

Purchaser	Original Principal Amount
Nokomis Capital Master Fund, L.P.	$3,605,000.00
CHYF, Ltd.	$301,000.00
Gencorp Master Retirement Trust	$1,161,000.00
Ulysses Partners, L.P.	$399,000.00
Ulysses Fund, Ltd.	$142,000.00
Equitec Proprietary Markets, LLC	$801,000.00
Elkhorn Partners Limited Partnership	$401,000.00
OEI Mac Inc.	$65,000.00
Odey European Inc.	$105,000.00
Odey Swan Fund	$70,000.00
B. Riley & Co., LLC	$410,000.00
NJC Defined Benefit Plan FBO Norman J. Caris	$501,000.00
Michael Crawford	$51,000.00
TOTAL	$8,012,000.00

Exh. A-1

SCHEDULE 4.1

Nokomis Capital Master Fund, L.P.

Odey European Inc.

Odey Swan Fund

OEI MAC Inc.

Sch. 4.1